SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment #1 to Form 8-K Filed May 23, 2003

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2003

DeVRY INC. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation	012751 (Commission File Number)	36-3150143 (IRS Employer Identification No.)

ONE TOWER LANE, OAKBROOK TERRACE, IL 60181 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(630)571-7700

Total number of pages: 77	Exhibit Index is located on page 75

DEVRY INC.

FORM 8-K/A INDEX

Page No.
ITEM 7. Financial Statements and Exhibits

Financial Statements Index	3-5

SIGNATURES	74

EXHIBIT INDEX	75

EXHIBITS	76-77

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

This Form 8-K/A amends Item 7, Financial Statements, Pro Forma Financial Information and Exhibits of the Company’s Current Report on From 8-K dated May 16, 2003, and filed May 23, 2003, as follows:

1. Item 7(a), Financial Statements of Business Acquired , is being amended to include the financial statements of Dominica Management, Inc. which was acquired by the Company on May 16, 2003.

2. Item 7(b), Pro Forma Financial Information, is being amended to include the required pro forma financial statements with respect to the acquisition of Dominica Management, Inc. by the Company on May 16, 2003

3. Item 7(c), Exhibits, is being amended to include additional exhibits related to the financial statements included herein. A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS INDEX

The following documents are filed as part of this report:

8-K/A Report Page
(a) Financial Statements of Business Acquired

The following unaudited financial statements of Dominica Management, Inc. for the three months ended March 31, 2003 and 2002 are included on pages 6 through 16 of this report

Consolidated Balance Sheets at March 31, 2003 and 2002	8

Consolidated Statements of Income for the three months ended March 31, 2003 and 2002	9

Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002	10

Notes to Consolidated Financial Statements	11-16

The following audited financial statements of Dominica Management, Inc. for the years ended December 31, 2002 and 2001 are included on pages 17 through 40 of this report

8-K/A Report Page
Report of Independent Auditors	19

Consolidated Balance Sheets at December 31, 2002 and 2001	20

Consolidated Statements of Income for the years ended December 31, 2002 and 2001	21

Consolidated Statements of Stockholders’ (Deficiency) Equity for the years ended December 31, 2002 and 2001	22

Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001	23

Notes to Consolidated Financial Statements	24-40

The following audited financial statements of Dominica Management, Inc. for the year ended December 31, 2000 are included on pages 41 through 62 of this report

Report of Independent Accountants	43

Consolidated Balance Sheet as of December 31, 2000	44

Consolidated Statement of Income for the year ended December 31, 2000	45

Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2000	46

Consolidated Statement of Cash Flows for the year ended December 31, 2000	47

Notes to Consolidated Financial Statements	48-62

8-K/A Report Page
(b) Pro Forma Financial Information

The following pro forma combined financial statements of DeVry Inc. and Dominica Management, Inc. are included on pages 63 through 73 of this report:

Explanation of Pro Forma Combined Financial Statements	63

Pro Forma Combined Balance Sheet as of March 31, 2003	65-66

Pro Forma Combined Statement of Income for the nine months ended March 31, 2003	67

Pro Forma Combined Statement of Income for the fiscal year ended June 30, 2002	68

Notes to Pro Forma Combined Financial Statements	69-73

(c ) Exhibits

See Exhibit Index located on page 75

CONSOLIDATED FINANCIAL STATEMENTS

Dominica Management, Inc. and Subsidiaries

March 31, 2003

Dominica Management, Inc. and Subsidiaries Consolidated Financial Statements

March 31, 2003

Contents

Consolidated Balance Sheets	1
Consolidated Statements of Income	2
Consolidated Statements of Cash Flows	3
Notes to Consolidated Financial Statements	4

Dominica Management, Inc. and Subsidiaries Consolidated Balance Sheets As of March 31, 2003 and 2002 (in thousands) Unaudited

	2003	2002
Assets
Current Assets
Cash and cash equivalents	$ 15,520	$ 14,915
Cash - EFT escrow	443	815
Tuition receivable, net of allowance for doubtful accounts	12,028	3,705
Deferred tax assets	803	205
Prepaid expenses and other	2,586	1,643

Total current assets	31,380	21,283

Property and equipment, net	18,856	16,012

Other Assets
Deferred tax assets	75	138
Other assets	712	1,066

Total other assets	787	1,204

Total Assets	$ 51,023	$ 38,499

Liabilities and Stockholders’ Deficiency
Current Liabilities
Current portion of obligations under credit agreement	$ 15,689	$ 10,387
Accounts payable	1,057	1,512
Accrued expenses	6,032	7,353
Unearned tuition	15,573	7,892
EFT escrow account payable	443	815
Other current liabilities	686	805

Total current liabilities	39,480	28,764

Long Term Liabilities
Obligations under credit agreement, less current portion	16,749	35,313
Other liabilities, including obligation under capital lease	953	966

Total long-term liabilities	17,702	36,279

Total Liabilities	57,182	65,043

Preferred stock B and cumulative dividends	31,624	29,120

Commitments and contingencies

Stockholders’ Deficiency

Preferred stock A	1	1
Common stock	10	10
Additional paid-in capital	19	19
Accumulated deficit	(37,813)	(55,694)

Total Stockholders’ Deficiency	(37,783)	(55,664)

Total Liabilities and Stockholders’ Deficiency	$ 51,023	$ 38,499

See accompanying notes.

Dominica Management, Inc. and Subsidiaries Consolidated Statements of Income For the Three Months Ended March 31, 2003 and 2002 (In thousands) Unaudited

	2003	2002
Revenues
Tuition fees and other	$ 18,468	$ 16,111

Costs and expenses:
Instruction and educational support	3,042	2,485
Clinical instruction and educational support	3,347	3,094
Selling and promotion	296	281
Student services	1,928	2,477
General and administration	2,637	1,569

Total costs and expenses	11,250	9,906

Income from operations	7,218	6,205

Interest income (expense)
Interest income	41	71
Interest expense	(504)	(1,072)

	(463)	(1,001)

Income before income taxes	6,755	5,204

Income tax expense	132	149

Net Income	6,623	5,055

Cumulative dividends on Preferred Stock A & B	1,595	1,468

Net income applicable to common stockholders	$ 5,028	$ 3,587

See accompanying notes.

Dominica Management, Inc. and Subsidiaries Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2003 and 2002 (In thousands) Unaudited

	2003	2002
Cash flows from operating activities
Net income	$ 6,623	$ 5,055
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	429	358
Amortization of debt issuance costs	86	86
Gain on transfer of assets	(3)	(3)
Changes in assets and liabilities
Tuition receivable	4,849	13,906
Other assets	(363)	(54)
Trade accounts payable and accrued expenses	(2,131)	(162)
Unearned tuition	(7,295)	(12,716)
Other current liabilities	(3,971)	78

Net cash (used in) provided by operating activities	(1,776)	6,548

Cash flows from investing activities
Purchases of property and equipment	(891)	(1,016)

Net cash used in investing activities	(891)	(1,016)

Cash flows from financing activities
Payment of bank loans	(4,688)	(7,288)
Issuance of common stock	—	15

Net cash used in financing activities	(4,688)	(7,273)

Net decrease in cash	(7,355)	(1,741)
Cash and cash equivalents - beginning of period	22,875	16,656

Cash and cash equivalents - end of period	$ 15,520	$ 14,915

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$ 3	$ 326

Interest paid	$ 424	$ 1,020

See accompanying notes.

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements March 31, 2003 Unaudited

1. Organization and Nature of Operations

Dominica Management, Inc. (the “Company”) was incorporated in the state of New York in December 1997 and began operations on January 1, 1998. The Company provides a variety of managerial and administrative services to Ross University School of Medicine (the “Medical School”) and Ross University School of Veterinary Medicine (the “Veterinary School”) for a predetermined fee.

The Medical School was founded in 1978 and is a proprietary institution of higher learning that confers a Doctor of Medicine (M.D.) degree upon completion of a ten-semester program of instruction. The Medical School is a foreign corporation organized under the laws of the Commonwealth of Dominica and is located in Portsmouth, Dominica in the West Indies.

The Veterinary School was founded in 1982 and is a proprietary institution of higher learning that confers a Doctor of Veterinary Medicine (D.V.M.) degree upon completion of a ten-semester program of instruction. The Veterinary School is a foreign corporation organized under the laws of the Federation of St. Christopher Nevis and is located near Basseterre, St. Kitts in the West Indies.

The basic sciences curricula of the Medical School and the Veterinary School (collectively, the “Universities”) are taught on their respective Caribbean island, while the clinical programs of the Universities are primarily conducted at affiliated and other U.S. teaching hospitals and veterinary schools. The Universities are accredited by accrediting bodies in the jurisdictions in which they are located.

2. Interim Financial Statements

The interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. These financial statements are unaudited but, in the opinion of management, contain all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly the financial condition and results of operations of the Company.

The interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2002.

The results of operations for the three months ended March 31, 2003, are not necessarily indicative of results to be expected for the entire fiscal year.

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets when conditions and/or events indicate that impairment may be present. This evaluation consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs when conditions and/or events indicate that impairment may be present. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. Impairment, if any, is recognized in the period of identification to the extent the carrying amount of an asset exceeds discounted net cash flows attributable to such asset. No impairments were recognized during the three months ended March 31, 2003 and 2002.

Tuition Revenues

The Company’s basic sciences semesters run for fifteen weeks and begin in January, May and September. The Company’s clinical rotation semesters begin at various times throughout the year based on the timing of the students’ completion of basic science semesters and the availability of clinical rotation spots. Tuition revenue is deferred at the time of billing and is recognized as income, net of any refunds or withdrawals, ratably throughout each respective semester. Advance tuition billings and payments for the next semester are shown as unearned tuition.

If a student withdraws from school before completing over 60% of the semester, the amount of any Title IV loan the student received for the period is recalculated to reflect the portion of the semester that the student has completed. The unearned portion of the Title IV loan corresponding to the period not completed is returned to the Title IV lender. Student deposits, which are typically required to hold a position in a first semester class, are usually received in advance of tuition billing. When tuition is billed, the deposit is applied against the resulting receivable.

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies, continued

Comprehensive Income

The Company’s only item that previously met the definition for adjustment to arrive at Comprehensive Income related to the fair value adjustment of interest rate swap agreements in effect for the years ended December 31, 2001 and 2002. As of December 31, 2002, the Company is no longer required to maintain an interest rate swap agreement; thus, there is no adjustment to Comprehensive Income required for the period ended March 31, 2003.

Advertising Expenses

Advertising expenses are expensed as incurred and amount to approximately $203,000 and $187,000 for the three months ended March 31, 2003 and 2002, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Effective January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of SFAS No. 144 did not have an impact on the Company’s consolidated financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

ending after December 15, 2002. The reported results for the quarters ended March 31, 2003 and 2002 were not significantly affected by the fair value method of accounting for stock-based employee compensation.

4. Property and Equipment

The composition of property and equipment is as follows (in thousands):

	March 31,
	2003	2002
Land	$ 343	$ 343
Buildings and leasehold improvements	12,703	9,770
Land and buildings under capital lease	476	476
Furniture and fixtures	1,720	1,203
Office and computer equipment	8,511	7,576
Construction in progress	3,309	3,369

	27,062	22,737
Less accumulated depreciation and amortization	8,206	6,725

	$18,856	$16,012

Depreciation and amortization amounted to approximately $429,000 and $358,000 for the three months ended March 31, 2003 and 2002, respectively.

In 1994, the Medical School sold substantially all of the land and buildings it owned at that time on Dominica in the West Indies under a sale-leaseback agreement accounted for as a financing arrangement. The lease has been classified as a capital lease in accordance with SFAS No. 13, Accounting for Leases. The Medical School received consideration of approximately $2.1 million. The transaction resulted in a gain of $595,000, which is being recognized over the term of the related capital lease, which runs through the year 2043. The Medical School recognized approximately $3,000 of this gain for each of the quarters ended March 31, 2003 and 2003. Accumulated amortization of assets under capital lease amounted to $88,000 and $79,000 as of March 31, 2003 and 2002, respectively.

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements (continued)

5. Commitments and Contingencies

Federal Financial Assistance Programs

The Universities participate in various federal student financial assistance programs. These programs, which are for the benefit of the students who attend the Universities, have strict requirements for participation. The Medical and Veterinary Schools are subject to reviews and audits of these requirements. Specific areas of review include student program eligibility, coordination of financial aid programs and other matters. Management believes that the potential effects of audit adjustments, if any, will not have a material adverse effect on the Universities’ financial position, results of operations or cash flows.

Contractual Commitments

In consideration for mutual covenants with the Federation of St. Christopher Nevis, the Veterinary School is required to pay an annual fee of $70,000 beginning in 1996 and $50,000 beginning in 2001 through the term of the agreement, which expires in 2023.

In consideration for its students’ use of the facilities at Princess Margaret Hospital in Dominica, the Medical School is required to pay an annual fee of $40,000. This agreement is mutually renewable on a year to year basis.

In consideration of the University’s environmental impact on the Island of Dominica, the Medical School is required to pay an annual fee of $100,000 beginning in 1999.

6. Related Party Transactions

During the three months ended March 31, 2003 and 2002, the Company provided a variety of managerial and administrative services to the Medical School totaling $217,000 and $218,000, respectively, and to the Veterinary School totaling $104,000 and $79,000, respectively.

During the three months ended March 31, 2003 and 2002, the Company paid $77,000 in each of the quarters in management fees to its common stockholders for providing managerial oversight, personnel recruitment and selection and other services.

Dominica Management, Inc. and Subsidiaries Notes to Consolidated Financial Statements (continued)

7. Capital Stock

The Company’s capital stock consists of common stock, cumulative preferred stock A, and cumulative, mandatorily redeemable preferred stock B. Holders of common stock have one vote per share; holders of preferred stock A and B have no voting rights.

The Company may, at any time, redeem all or any portion of the shares of preferred stock A then outstanding at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock A accrue at the rate of 8.00% and are payable when and as declared by the Company’s Board of Directors. At March 31, 2003 and 2002, cumulative dividends of $10,588,000 and $6,718,000, respectively, have accumulated on preferred stock A. For the three months ended March 31, 2003 and 2002, no dividends on preferred stock A were declared by the Company’s Board of Directors.

All outstanding shares of preferred stock B are mandatorily redeemable by the Company on April 13, 2020 at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock B accrue at the rate of 8.00% whether or not they have been declared by the Board of Directors. For the three months ended March 31, 2003 and 2002, accrued dividends on preferred stock B of $612,000 and $565,000, respectively, were charged against accumulated deficit. Preferred stock B is presented at redemption value, including cumulative accrued dividends of $6,624,000 and $4,216,000 at March 31, 2003 and 2002, respectively.

8. Subsequent Events

On March 18, 2003, litigation between one of the Company’s stockholders and an unaffiliated third-party individual was settled. The Company was not a named defendant. The litigation related to the recapitalization of the Company in 2000 and compensation allegedly due pursuant to a finder’s fee letter. Under the terms of the settlement, $1,000,000 was to be paid to the plaintiff and the Company was released from any future claims. The Company, on March 14, 2003, authorized the payment of the settlement and other expenses because, had a finder’s fee been due, the Company would have paid such fee. The settlement and legal expenses incurred in 2003 aggregated to approximately $1,310,000 and were included in the Company’s operating expenses for the year ended December 31, 2002.

On March 19, 2003, the Company entered into a stock purchase agreement under which DeVry, Inc. will acquire for approximately $310 million of cash, all of the issued and outstanding shares of the Company’s common and preferred shares and all outstanding stock options on its common stock. This transaction to closed on May 16, 2003.

CONSOLIDATED FINANCIAL STATEMENTS Dominica Management, Inc.

December 31, 2002

Dominica Management, Inc.

Consolidated Financial Statements

December 31, 2002

Report of Independent Auditors

The Board of Directors and Stockholders Dominica Management, Inc.

We have audited the consolidated balance sheets of Dominica Management, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders’ (deficiency) equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dominica Management, Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

February 20, 2003, except for Note 13, as to which the date is March 19, 2003

Metro Park, New Jersey

1

Dominica Management, Inc. Consolidated Balance Sheets (in thousands, except share data)

	December 31
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$ 22,875	$ 16,656
Cash - EFT escrow	6,995	390
Tuition receivable, net of allowance for doubtful accounts of $538 in 2002 and 2001	16,877	17,611
Deferred tax assets	803	205
Prepaid expenses and other	2,217	1,583

Total current assets	49,767	36,445

Property and equipment, net	18,394	15,354
Deferred tax assets	—	138
Debt issuance costs (net of accumulated amortization of $877 in 2002 and $533 in 2001)	671	979
Other assets	208	179

Total assets	$ 69,040	$ 53,095

Liabilities and stockholders’ deficiency
Current liabilities:
Current obligations under credit agreement	$ 19,177	$ 16,122
Trade accounts payable	1,028	755
Accrued expenses	8,192	7,362
EFT escrow account payable	6,995	390
Unearned tuition	22,868	20,608
Other current liabilities	4,656	727
Interest rate swap	—	1,245

Total current liabilities	62,916	47,209

Other liabilities, including capital lease obligation	956	969
Obligations under credit agreement, less current portion	17,949	36,866

Preferred stock B, $.01 par value; 8% cumulative; 25,000 shares authorized, issued and outstanding with liquidation values of $30,841 and $28,556 at December 31, 2002 and 2001, respectively; mandatory redemption on April 30, 2020	30,841	28,556

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock A, $.01 par value; 8% cumulative; 110,000 shares authorized; 40,224 shares issued and outstanding with liquidation values of $49,554 and $45,884 at December 31, 2002 and 2001, respectively	1	1
Common stock, $.01 par value; 110,000,000 shares authorized; 1,042,937 shares and 1,025,875 shares issued and outstanding in 2002 and 2001, respectively	10	10
Additional paid-in capital	19	—
Accumulated other comprehensive loss	—	(1,245)
Accumulated deficit	(43,652)	(59,271)

Total stockholders’ deficiency	(43,622)	(60,505)

Total liabilities and stockholders’ deficiency	$ 69,040	$ 53,095

See accompanying notes.

2

Dominica Management, Inc. Consolidated Statements of Income (In thousands)

	Year ended December 31
	2002	2001

Revenues:
Tuition fees	$62,115	$56,687

Costs and expenses:
Instruction and educational support	10,285	8,910
Clinical instruction and educational support	11,758	10,510
Selling and promotion	920	1,252
Student services	6,678	5,926
Management fees	352	344
General and administration	10,761	10,011

Total costs and expenses	40,754	36,953

Income from operations	21,361	19,734

Interest income (expense):
Interest income	212	571
Interest expense	(3,961)	(5,445)

	(3,749)	(4,874)

Income before income taxes	17,612	14,860
Income tax benefit (expense)	292	(1,802)

Net income	17,904	13,058

Cumulative dividend on preferred stock B	2,285	2,115
Cumulative dividend on preferred stock A	3,670	3,399

Net income applicable to common stockholders	$11,949	$ 7,544

See accompanying notes.

3

Dominica Management, Inc. Consolidated Statements of Stockholders’ (Deficiency) Equity (in thousands, except share data)

	Common Stock		Preferred Stock A
	Numberof Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Comprehensive Income	Accumulated Other Comprehensive Loss	Total Stockholders’s (Deficiency) Equity

Balance, January 1, 2001	1,025,875	$10	40,224	$1	$ —	$(70,214)			$(70,203)
Net income						13,058	$13,058		13,058
Other comprehensive income (loss):
Interest rate swap							(1,245)	$(1,245)	(1,245)

Comprehensive income							$11,813

Cumulative dividend on preferred stock B						(2,115)			(2,115)
Balance, December 31, 2001	1,025,875	10	40,224	1	—	(59,271)		(1,245)	(60,505)

Issuance of common stock upon exercise of stock options	17,062				19				19
Net income						17,904	$17,904		17,904
Other comprehensive income (loss):
Interest rate swap							1,245	1,245	1,245

Comprehensive income							$19,149

Cumulative dividend on preferred stock B						(2,285)			(2,285)

Balance, December 31, 2002	1,042,937	$10	40,224	$1	$19	$(43,652)		$ —	$(43,622)

See accompanying notes.

4

Dominica Management, Inc. Consolidated Statements of Cash Flows (In thousands)

	Year ended December 31
	2002	2001

Cash flows from operating activities
Net income	$ 17,904	$ 13,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,508	1,266
Amortization of debt issuance costs	344	292
Increase in allowance for doubtful accounts	—	154
Deferred income taxes	(460)	1,250
Other non-cash credit, net	(12)	(12)
Changes in operating assets and liabilities:
Tuition receivable	734	(4,445)
Other assets	(699)	(714)
Trade accounts payable	273	(551)
Accrued expenses	830	3,108
Unearned tuition	2,260	2,019
Other current liabilities	3,929	(188)

Net cash provided by operating activities	26,611	15,237

Cash flows from investing activities
Purchases of property and equipment	(4,548)	(4,420)

Net cash used in investing activities	(4,548)	(4,420)

Cash flows from financing activities
Reduction of obligation under capital lease	(1)	(1)
Issuance of common stock	19	—
Borrowings on credit agreement	2,928	6,000
Payments on obligations under credit agreement	(18,790)	(20,737)

Net cash used in financing activities	(15,844)	(14,738)

Net increase (decrease) in cash and cash equivalents	6,219	(3,921)
Cash and cash equivalents - beginning of year	16,656	20,577

Cash and cash equivalents - end of year	$ 22,875	$ 16,656

Supplemental disclosure of cash flow information
Cash paid for:
Income taxes	$ 799	$ —

Interest	$ 3,706	$ 5,293

See accompanying notes.

5

Dominica Management, Inc. Notes to Consolidated Financial Statements

December 31, 2002

1. Organization and Nature of Operations

Dominica Management, Inc. (the “Company”) was incorporated in the state of New York in December 1997 and began operations on January 1, 1998. The Company provides a variety of managerial and administrative services to Ross University School of Medicine (the “Medical School”) and Ross University School of Veterinary Medicine (the “Veterinary School”) for a predetermined fee.

The Medical School was founded in 1978 and is a proprietary institution of higher learning that confers a Doctor of Medicine (M.D.) degree upon completion of a ten-semester program of instruction. The Medical School is a foreign corporation organized under the laws of the Commonwealth of Dominica and is located in Portsmouth, Dominica in the West Indies.

The Veterinary School was founded in 1982 and is a proprietary institution of higher learning that confers a Doctor of Veterinary Medicine (D.V.M.) degree upon completion of a ten-semester program of instruction. The Veterinary School is a foreign corporation organized under the laws of the Federation of St. Christopher Nevis and is located near Basseterre, St. Kitts in the West Indies.

The basic sciences curricula of the Medical School and the Veterinary School (collectively, the “Universities”) are taught on their respective Caribbean island, while the clinical programs of the Universities are primarily conducted at affiliated and other U.S. teaching hospitals and veterinary schools. The Universities are accredited by accrediting bodies in the jurisdictions in which they are located.

Prior to April 13, 2000, the Medical School, the Veterinary School and the Company were entities 100% owned by a sole stockholder. On April 13, 2000, the sole stockholder and a group of investors entered into a recapitalization agreement under which the following events took place:

•	The sole stockholder contributed his shares of common stock in the Medical School and Veterinary School to the Company. This transaction was a transfer between entities under common control and was recorded by the Company at the stockholder’s historical carrying values in a manner similar to a pooling of interests. Accordingly, the Medical School and Veterinary School became wholly-owned subsidiaries of the Company and their results of operations are included in the Company’s consolidated financial statements beginning with the full year ended December 31, 2000.

6

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

1. Organization and Nature of Operations (continued)

•	The Company was recapitalized (the “Recapitalization”), increasing the authorized number of shares of common stock and authorizing the issuance of two classes of non-voting preferred stock. In connection with the Recapitalization, the one outstanding common share of the Company was split into 100,100,000 shares of common stock.
•	The investors acquired shares of the Company’s voting common stock and non-voting preferred stock A for total cash of $40 million.
•	The Company redeemed 100,000,000 shares of the sole stockholder’s common stock for cash of $100 million and the issuance of all $25 million of the Company’s non-voting preferred stock B. The proceeds from the sale of stock to the investors and the proceeds from a credit agreement (See Note 5) were used to fund the redemption.
•	On January 5, 2001, the Company effected a reorganization in which the Medical and Veterinary Schools became wholly-owned subsidiaries of Ross University Management, Inc., a foreign corporation organized under the laws of St. Lucia. Ross University Management, Inc. is an indirect, wholly-owned subsidiary of the Company. In connection with this reorganization and obtaining the approval of the U.S. Department of Education, the Company incurred $581,000 of costs which were expensed during 2001.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company include the accounts of the Universities and all other wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of operating cash, cash invested in short-term certificates of deposit and money market accounts. The Company considers all highly liquid instruments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

7

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cash — EFT Escrow

The U.S. Department of Education requires that Title IV Program loan funds collected in excess of amounts due for tuition be maintained in a separate cash or cash equivalent account until such amounts can be remitted to students.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high quality credit institutions. At times cash and cash equivalent balances may be in excess of the FDIC insurance limit. The Company has not experienced any losses on its cash and cash equivalents.

Tuition receivables are not collateralized, however, credit risk is minimized as a result of the diverse nature of the Universities’ student base and the fact that the majority of students receive federal financial aid from the U.S. Department of Education. The Company establishes an allowance for doubtful tuition accounts based upon factors surrounding historical trends and other information.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, tuition receivable and accounts payable approximate their fair value due to the short term nature of those instruments. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives ranging from 5 to 35 years. Leasehold improvements are amortized using the straight-line method over the term of the lease or the estimated useful life of the asset, whichever is shorter. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease or the life of the related asset, whichever is shorter.

Maintenance and repairs are expensed as incurred.

8

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets when conditions and/or events indicate that impairment may be present. This evaluation consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs when conditions and/or events indicate that impairment may be present. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. Impairment, if any, is recognized in the period of identification to the extent the carrying amount of an asset exceeds discounted net cash flows attributable to such asset. No impairments were recognized during the years ended December 31, 2002 and 2001.

Tuition Revenues

The Company’s basic sciences semesters run for fifteen weeks and begin in January, May and September. The Company’s clinical rotation semesters begin at various times throughout the year based on the timing of the students’ completion of basic science semesters and the availability of clinical rotation spots. Tuition revenue is deferred at the time of billing and is recognized as income, net of any refunds or withdrawals, ratably throughout each respective semester. Advance tuition billings and payments for the next semester are shown as unearned tuition. Advance tuition billings for each of the semesters beginning January 2003 and 2002 were $19.8 million and $17.6 million, respectively, and are included in unearned tuition and in tuition receivables, net of payments received through the end of each of the years ended December 31, 2002 and 2001.

If a student withdraws from school before completing over 60% of the semester, the amount of any Title IV loan the student received for the period is recalculated to reflect the portion of the semester that the student has completed. The unearned portion of the Title IV loan corresponding to the period not completed is returned to the Title IV lender. Student deposits, which are typically required to hold a position in a first semester class, are usually received in advance of tuition billing. When tuition is billed, the deposit is applied against the resulting receivable.

9

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years when those temporary differences are expected to be recovered or settled. The effect on deferred taxes and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance for deferred tax assets is provided when it is more likely than not that all, or a portion of, deferred tax assets will not be realized.

Accounting for Derivatives and Hedging Activities

Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, which requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of the derivative’s change in fair value will be immediately recognized in earnings.

Advertising Expenses

Advertising expenses are expensed as incurred and amount to approximately $647,000 and $940,000 in 2002 and 2001, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

10

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” using an intrinsic value approach to measure compensation expense, if any. Appropriate disclosures using a fair-value-based method, as provided by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), are also reflected in the accompanying notes to the financial statements.

The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of SFAS No. 123 had been applied for the following years (in thousands):

	2002	2001
Net income	$17,904	$13,058
Stock-based compensation, as reported	—	—
Total stock-based compensation determined under fair value based method for all awards	(8)	(7)

Adjusted net income determined using the fair value method for all stock-based awards	$17,896	$13,051

Recent Accounting Pronouncements

Effective January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of SFAS No. 144 did not have an impact on the Company’s consolidated financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent

11

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

disclosure in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and have been incorporated into these financial statements and accompanying notes.

3. Property and Equipment

The composition of property and equipment is as follows (in thousands):

	December 31
	2002	2001

Land	$ 343	$ 343
Buildings and leasehold improvements	12,520	9,727
Land and buildings under capital lease	476	476
Furniture and fixtures	1,643	1,169
Office and computer equipment	8,310	7,366
Construction in progress	2,880	2,640

	26,172	21,721
Less accumulated depreciation and amortization	7,778	6,367

	$ 18,394	$ 15,354

Depreciation and amortization amounted to approximately $1,508,000 and $1,266,000 for the years ended December 31, 2002 and 2001, respectively.

In 1994, the Medical School sold substantially all of the land and buildings it owned at that time on Dominica in the West Indies under a sale-leaseback agreement accounted for as a financing arrangement. The lease has been classified as a capital lease in accordance with SFAS No. 13, Accounting for Leases. The Medical School received consideration of approximately $2.1 million. The transaction resulted in a gain of $595,000, which is being recognized over the term of the related capital lease, which runs through the year 2043. The Medical School recognized approximately $12,000 of this gain for each of the years ended December 31, 2002 and 2001. Accumulated amortization of assets under capital lease amounted to $86,000 and $76,000 as of December 31, 2002 and 2001, respectively.

12

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

4. Capital Lease Obligation

The Medical School leases certain land and buildings under a lease classified as a capital lease. The following is a schedule of future minimum lease payments under the capital lease by year and the present value of the minimum lease payments as of December 31, 2002:

Year ending December 31
2003	$ 48,000
2004	48,000
2005	48,000
2006	48,000
2007	48,000
Thereafter	1,728,000

Total minimum lease obligations	1,968,000
Less amount representing interest	1,499,000

Present value of minimum lease obligations	$ 469,000

As of December 31, 2002, the present value of minimum lease payments due within one year was approximately $1,000.

5. Credit Agreement

In connection with the Recapitalization described in Note 1, the Company entered into a credit agreement with a consortium of banks providing for an aggregate credit amount of up to $90,000,000. The agreement is collateralized by substantially all assets of the Company and its subsidiaries. All amounts outstanding under the credit agreement are payable on or before March 31, 2006. The Company incurred approximately $1.48 million in fees associated with entering into the credit agreement. The fees are amortized over the term of the credit agreement. Accumulated amortization of the fees amounted to $877,000 and $533,000 as of December 31, 2002 and 2001, respectively.

The credit agreement has three components: Tranche A, Tranche B, and Revolver. At the Company’s election, borrowings under the credit agreement may either be a Eurodollar loan (bearing interest at LIBOR plus a margin ranging from 2.75% to 4.00%) or a Base Rate loan (bearing interest at prime plus a margin ranging from 1.75% to 3.00%). Interest is payable at the end of the interest period which is elected by the Company when a borrowing is made under the credit agreement.

13

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

5. Credit Agreement (continued)

At December 31, 2002 and 2001, the borrowings under Tranche A and Tranche B components were Eurodollar loans, bearing interest at LIBOR plus a margin of 2.75% and 3.25% in 2002 and 3.25% and 4.00% in 2001 (4.17% and 4.67% in 2002, 5.18% and 5.93% in 2001), respectively; borrowings under the Revolver were Base Rate loans bearing interest at prime plus a margin of 2.75% (6.00% in 2002 and 7.00% in 2001). Interest was payable at the end of the loan period on all outstanding amounts under each component. The weighted average interest rates for 2002 and 2001 were 8.6% and 9.7%, respectively.

In accordance with the credit agreement, a substantial portion of the available borrowing was used to redeem the shares of common stock of the Company previously owned by the sole stockholder. At December 31, 2002 and 2001, $32 million and $29 million, respectively, of the Revolver component are available to the Company. Of this amount, $20 million is available to the Company if required under U. S. Department of Education Title IV regulatory requirements, and the balance is available for operations.

Scheduled principal payments of the amounts (in thousands) outstanding as of December 31, 2002 under each component of the credit agreement are as follows:

December 31	Tranche A	Tranche B	Revolver	Total

2003	$12,304	$ 3,945	$2,928	$19,177
2004	7,344	90	—	7,434
2005	1,949	6,430	—	8,379
2006	—	2,136	—	2,136

	$21,597	$12,601	$2,928	$37,126

The credit agreement requires that the Company meet certain financial covenants, the most restrictive provisions relating to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) consolidated fixed charge coverage ratio, interest coverage ratio, and consolidated leverage ratio. The Company is in compliance with these covenants.

The fair values of the amounts outstanding under the credit agreement, determined using cash flows discounted at market rates at the balance sheet dates, are estimated to be $37.1 million and $53.0 million at December 31, 2002 and 2001, respectively.

14

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

5. Credit Agreement (continued)

In accordance with the credit agreement, the Company entered into an interest rate swap agreement on December 13, 2000 with one of the banks in the consortium. The interest rate swap was for a two-year period, which ended on December 13, 2002, with a notional amount of $27.5 million. (See Note 6.)

6. Interest Rate Swap

The Company entered into an interest rate swap agreement with a two year term on December 13, 2000 to convert $27.5 million of its variable rate debt under its credit agreement (See Note 5) to a fixed rate of 6.74%. The interest rate swap is used to minimize significant, unanticipated earnings fluctuations caused by the volatility of LIBOR, which is the index rate upon which the Tranche A and Tranche B components of its credit agreement are based. Interest rate fluctuations create an unrealized appreciation or depreciation in the market value of the Company’s debt when compared with its cost.

The Company’s adoption of SFAS 133, as amended, on January 1, 2001 resulted in the cumulative effect of an accounting change of $549,000 being recognized as a liability and a charge in other comprehensive income for the negative fair value of the swap at such date. The negative fair value of the swap at December 31, 2001 was $1,245,000, resulting in an additional charge in other comprehensive income during 2001 of $696,000. In December 2002, the agreement expired and the Company charged operations and reversed the $1,245,000 from comprehensive income with the termination on December 13, 2002 of the interest rate swap agreement. The Company is no longer required to maintain an interest rate swap agreement as of December 31, 2002.

7. Commitments and Contingencies

Federal Financial Assistance Programs

The Universities participate in various federal student financial assistance programs. These programs, which are for the benefit of the students who attend the Universities, have strict requirements for participation. The Medical and Veterinary Schools are subject to reviews and audits of these requirements. Specific areas of review include student program eligibility, coordination of financial aid programs and other matters. Management believes that the potential effects of audit adjustments, if any, will not have a material adverse effect on the Universities’ financial position, results of operations or cash flows.

15

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

7. Commitments and Contingencies (continued)

Operating Lease Commitments

The Medical School, the Veterinary School and the Company have long-term noncancelable operating leases for land, office equipment and office space. Rent expense was approximately $539,000 and $416,000 for the years ended December 31, 2002 and 2001, respectively. On December 13, 2002, the Company moved its corporate headquarters from New York City, New York to Edison, New Jersey. The New York offices were sublet from a related party and the rent and related expenses for the New York offices were $254,000 and $288,000 for the years ended December 31, 2002 and 2001, respectively.

The minimum rental commitments for the Company as of December 31, 2002 are as follows:

2003	$ 403,000
2004	425,000
2005	425,000
2006	422,000
2007	360,000
Thereafter	1,514,000

Total	$ 3,549,000

Contractual Commitments

In consideration for mutual covenants with the Federation of St. Christopher Nevis, the Veterinary School is required to pay an annual fee of $70,000 beginning in 1996 and $50,000 beginning in 2001 through the term of the agreement, which expires in 2023.

In consideration for its students’ use of the facilities at Princess Margaret Hospital in Dominica, the Medical School is required to pay an annual fee of $40,000. This agreement is mutually renewable on a year to year basis.

In consideration of the University’s environmental impact on the Island of Dominica, the Medical School is required to pay an annual fee of $100,000 beginning in 1999.

16

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

8. Employee Savings Plan

The Company has established an employee 401(k) Savings Plan (the “Plan”). Under the Plan, only employees of Dominica Management, Inc. are allowed to participate, subject to certain service requirements. The Company matches 100% of the first 5% (effective September 2001 and 50% of employees’ contributions up to 4% prior) of employees’ contributions. The Company’s contribution vests over a five-year period. The Company’s contribution to the Plan amounted to approximately $208,000 and $111,000 in 2002 and 2001, respectively.

9. Stock Incentive Plan

On August 29, 2000, the Company adopted a Stock Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has sole responsibility and authority for the interpretation and administration of the Plan including the selection of the employees or individuals to receive awards, the size and terms of the awards, the timing of the awards and the duration of vesting and exercise. The Plan is available to key employees of the Company and its subsidiaries, certain independent consultants and advisors who perform services for the Company and members of the Company’s Board of Directors. The Plan provides for the award of a broad variety of stock-based compensation alternatives such as stock options, stock appreciation rights, stock awards, and performance awards. The Company has made available under the Plan 127,500 shares of its common stock and 1,955 shares of its preferred stock A. The maximum number of shares of common and preferred stock that may be granted to any individual participant is 110,000 and 1,000 shares, respectively. Awards under the Plan are exercisable at such prices and during such periods and subject to such terms and conditions as the Committee may determine. Stock options are exercisable at prices that can range from 85% to 110% of the fair market value of the stock at the time of grant and may be exercisable up to ten years from the date of grant.

On August 29, 2000, the Committee granted 80,000 stock options on shares of its common stock to a key employee of the Company with an exercise price of $1 per option, which was the fair market value on the date of grant. Of the 80,000 options granted, 60,000 vest evenly over a four-year period commencing on the first anniversary of the grant date, subject to continued employment. The remaining 20,000 options granted vest upon the occurrence of a change in control of the Company or on the twentieth trading day after the stock becomes publicly traded, subject to continued employment.

17

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

9. Stock Incentive Plan (continued)

The Committee granted stock options on 3,500 shares of its common stock in 2002 and 32,600 shares of its common stock in 2001, to certain key employees and outside directors at exercise prices ranging from $25 to $32 in 2002 and at $2 per option in 2001, which were the fair market value on the dates of the grant. These options have vesting periods ranging from four to ten years. However, these options may vest sooner based on the occurrence of events mentioned above or upon the Company meeting or exceeding certain performance standards.

Outstanding options on common shares at December 31, 2002 and 2001 were 96,288 and 112,100 shares, respectively. The weighted-average price of the outstanding options at December 31, 2002 and 2001, was $2.38 and $1.30, respectively. Options on 2,250 shares and 500 shares were canceled during 2002 and 2001, respectively. At December 31, 2002 and 2001, options on 20,775 and 15,000 shares, respectively, of common stock were exercisable. Options on 17,062 shares were exercised in 2002; none was exercised or exercisable in 2001.

As of December 31, 2002, there were 14,150 shares of common stock and 1,955 shares of preferred stock A available for future grant.

Pro Forma Fair Value Disclosures

Had compensation expense for the Company’s stock options been recognized based on the fair value on the grant date under the methodology prescribed by SFAS 123, the Company’s net income for the years ended December 31, 2002 and 2001 (in thousands) would have been impacted as follows:

	December 31
	2002	2001

Reported net income	$17,904	$13,058
Pro forma net income	17,896	13,051

The fair value of options granted during the years ended December 31, 2002 and 2001 was $4.27 and $0.28 per share, respectively, which is amortized to expense over the option vesting period in determining the pro forma impact, and was estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used to estimate the fair value of the options:

18

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

9. Stock Incentive Plan (continued)

	2002	2001
Expected life in years	5.00 years	5.00 years
Interest rate	2.68% - 4.47%	4.47% - 5.60%
Expected dividend yield	0.00	0.00
Volatility	—	—

10. Income Taxes

The components of income (loss) before income taxes are as follows (in thousands):

	Year ended December 31
	2002	2001
U.S.	(633)	275
Foreign	$ 18,245	14,585

	$ 17,612	$14,860

The Company’s income tax (benefit) expense consists of (in thousands):

	Year ended December 31
	2002	2001
Federal:
Current	$ 157	$ 553
Deferred	(400)	930
State and local:
Current	11	—
Deferred	(60)	319

	$ (292)	$1,802

19

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

10. Income Taxes (continued)

The tax effects of the temporary differences that give rise to the deferred tax assets are presented below (in thousands):

	December 31
	2002	2001
Deferred tax assets (liabilities):
Net operating loss carryforward	$ —	$ 173
Litigation and legal reserve	588	—
Accrued vacation and other reserves	236	205
Property and equipment	(21)	(35)

	$ 803	$ 343

A reconciliation of the Company’s income tax expense (benefit) and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes is as follows (in thousands):

	Year ended December 31
	2002	2001
Computed tax at statutory tax rate	$ 5,988	$ 5,052
Income from foreign operations not taxed	(6,203)	(4,959)
Deemed distributions from foreign subsidiaries	—	1,010
Other	(77)	699

	$ (292)	$ 1,802

As of December 31, 2002, the Company has utilized all of the approximately $1.1 million in state net operating loss carryforwards from 2001.

The Company has not recorded a provision for federal income taxes for the undistributed earnings of its foreign subsidiaries. As a result of the reorganization on January 5, 2001 described in Note 1, a deemed distribution of $4.0 million occurred in January 2001. Subsequent to January 2001, it is the Company’s intention to reinvest undistributed earnings in its foreign operations to improve the schools and to pursue expansion opportunities in the region. As of December 31, 2002, the cumulative undistributed earnings of the foreign subsidiaries were approximately $32.6 million. If such earnings were not considered indefinitely reinvested, deferred federal income taxes would have been provided after consideration of estimated foreign tax credits. However, determination of the amount of deferred federal income taxes is not practical.

20

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

10. Income Taxes (continued)

The Medical School and Veterinary School are incorporated under the laws of the Commonwealth of Dominica, West Indies, and the Commonwealth of St. Kitts, West Indies, respectively. The agreement with the Commonwealth of Dominica grants tax-free status for local taxes to the Medical School through the year 2043. The agreement with the Federation of St. Christopher Nevis grants tax-free status for local taxes to the Veterinary School through the year 2023. Accordingly, the financial statements do not include a foreign tax provision.

11. Related Party Transactions

During the years ended December 31, 2002 and 2001, the Company provided a variety of managerial and administrative services to the Medical School totaling $796,000 and $346,000, respectively, and to the Veterinary School totaling $349,000 and $112,000, respectively.

During the years ended December 31, 2002 and 2001, the Company paid $352,000 and $344,000, respectively, in management fees to its common stockholders for providing managerial oversight, personnel recruitment and selection and other services.

12. Capital Stock

The Company’s capital stock consists of common stock, cumulative preferred stock A, and cumulative, mandatorily redeemable preferred stock B. Holders of common stock have one vote per share; holders of preferred stock A and B have no voting rights.

The Company may, at any time, redeem all or any portion of the shares of preferred stock A then outstanding at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock A accrue at the rate of 8.00% and are payable when and as declared by the Company’s Board of Directors. At December 31, 2002 and 2001, cumulative dividends of $9,330,000 and $5,660,000, respectively, have accumulated on preferred stock A. For the years ended December 31, 2002 and 2001, no dividends on preferred stock A were declared by the Company’s Board of Directors.

All outstanding shares of preferred stock B are mandatorily redeemable by the Company on April 13, 2020 at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock B accrue at the rate of 8.00% whether or not they have been declared by the Board of Directors. For the years ended December 31, 2002 and 2001,

21

Dominica Management, Inc. Notes to Consolidated Financial Statements (continued)

12. Capital Stock (continued)

accrued dividends on preferred stock B of $2,285,000 and $2,115,000, respectively, were charged against accumulated deficit. Preferred stock B is presented at redemption value, including cumulative accrued dividends of $5,841,000 and $3,556,000 at December 31, 2002 and 2001, respectively.

13. Subsequent Events

As of December 31, 2002, litigation was pending between one of the Company’s stockholders and an unaffiliated third-party individual. The Company was not a named defendant. The litigation related to the recapitalization of the Company in 2000 and compensation allegedly due pursuant to a finder’s fee letter. In 2002, the Company paid $447,000 in legal expenses to defend this matter and these costs are included in the Company’s operating expenses for the year ended December 31, 2002.

On March 18, 2003, the stockholder settled the litigation. Under the terms of the settlement, $1,000,000 was to be paid to the plaintiff and the Company was released from any future claims. The Company, on March 14, 2003, authorized the payment of the settlement and other expenses because, had a finder’s fee been due, the Company would have paid such fee. The settlement and legal expenses incurred in 2003 aggregated to approximately $1,310,000 and are included in the Company’s operating expenses for the year ended December 31, 2002.

On March 19, 2003, the Company entered into a stock purchase agreement under which DeVry, Inc. will acquire for approximately $310 million of cash, all of the issued and outstanding shares of the Company’s common and preferred shares and all outstanding stock options on its common stock. This transaction is expected to close in May 2003.

22

DOMINICA MANAGEMENT, INC.

CONSOLIDATED FINANCIAL STATEMENTS for the year ended December 31, 2000 AND REPORT THEREON

DOMINICA MANAGEMENT, INC. DECEMBER 31, 2000

INDEX TO FINANCIAL STATEMENTS

Page(s)

Report of Independent Accountants	1

Financial Statements:

Consolidated Balance Sheet as of December 31, 2000	2

Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2000	4

Consolidated Statement of Cash Flows for the year ended December 31, 2000	5

Notes to Consolidated Financial Statements	6-20

Report of Independent Accountants

To the Board of Directors of Dominica Management, Inc.

In our opinion, the accompanying consolidated balance sheet and the related statements of income, of stockholders’ equity and of cash flows present fairly, in all material respects, the consolidated financial position of Dominica Management, Inc., and subsidiaries (the Company) as of December 31, 2000, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

February 16, 2001 McLean, Virginia

1

DOMINICA MANAGEMENT, INC. CONSOLIDATED BALANCE SHEET as of December 31, 2000 (in thousands, except number of shares and per share amounts)

Current Assets:
Cash and cash equivalents	$20,577
Cash — EFT escrow	187
Tuition receivable, net of allowance for doubtful accounts of $384	13,320
Deferred tax assets	148
Other current assets	869

Total current assets	35,101

Property and equipment, net	12,200
Deferred tax assets	1,445
Other assets	1,450

Total assets	$50,196

Current Liabilities:
Current obligations under credit agreement	$5,938
Trade accounts payable	1,306
Accrued expenses	4,254
EFT escrow account payable	187
Unearned tuition	18,589
Other current liabilities	915

Total current liabilities	31,189

Other liabilities, including capital lease obligation	982
Obligations under credit agreement	61,787

Total liabilities	93,958

Preferred stock B, $.01 par value; 8% cumulative; 25,000 shares authorized, issued and outstanding; mandatory redemption on April 30, 2020	26,441

Commitments and contingencies

Stockholder’s Deficiency:
Common stock, $.01 par value; 110,000,000 shares authorized; 1,025,875 shares issued and outstanding	10
Preferred stock A, $.01 par value; 8% cumulative; 110,000 shares authorized; 40,224 shares issued and outstanding with a liquidation value of $42,485	1
Accumulated deficit	(70,214)

Total stockholders’ deficiency	(70,203)

Total liabilities and stockholders’ deficiency	$50,196

The accompanying notes are an integral part of these consolidated financial statements.

2

DOMINICA MANAGEMENT, INC. CONSOLIDATED STATEMENT OF INCOME for the year ended December 31, 2000 (in thousands)

Revenues:
Tuition fees and other	$50,973

Costs and Expenses:
Instruction and educational support	8,542
Clinical instruction and educational support	10,587
Selling and promotion	542
Student services	5,017
Management fees	223
General and administration	8,461

Total costs and expenses	33,372

Income from operations	17,601

Investment and other income (expense)
Interest income	1,093
Interest expense	(4,138)

(3,045)

Income before income taxes	14,556
Income tax benefit	1,593

Net income	16,149

Cumulative dividend on Preferred stock B	1,441
Cumulative dividend on Preferred stock A	2,261

Net income applicable to common stockholders	$12,447

The accompanying notes are an integral part of these consolidated financial statements.

3

DOMINICA MANAGEMENT, INC. CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) for the year ended December 31, 2000 (in thousands, except number of shares)

					Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total

	Common Stock		Preferred Stock A
	Shares	Amount	Shares	Amount
Balance, December 31, 1999	1	$-	-	$-	$-	$303	$303

Contribution by stockholder of all outstanding shares of Ross University School of Medicine and Ross University School of Veterinary Medicine	-	-	-	-	21,671	-	21,671

Distributions to stockholder	-	-	-	-	(17,027)	-	(17,027)

Recapitalization and stock split	100,099,999	1,001	-	-	(1,001)	-	-

Sale of Dominica Management, Inc. stock to investors	925,875	9	40,224	1	41,140	-	41,150

Redemption of stockholder’s interest for cash and preferred stock B	(100,000,000)	(1,000)	-	-	(44,783)	(79,217)	(125,000)

Costs incurred in connection with sale of Dominica Management, Inc. stock and redemption of stockholder’s interest	-	-	-	-	-	(6,008)	(6,008)

Net income	-	-	-	-	-	16,149	16,149

Cumulative dividend on preferred stock B	-	-	-	-	-	(1,441)	(1,441)

Balance, December 31, 2000	1,025,875	$10	40,224	$1	$-	$(70,214)	$(70,203)

The accompanying notes are an integral part of these consolidated financial statements.

4

DOMINICA MANAGEMENT, INC. CONSOLIDATED STATEMENT OF CASH FLOWS for the year ended December 31, 2000 (in thousands)

Cash flows from operating activities:
Net income	$16,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,119
Amortization of debt issue costs	241
Reduction of allowance for doubtful accounts	(157)
Deferred income taxes	(1,593)
Other non-cash credit, net	(9)
Changes in assets and liabilities:
Tuition receivable	(323)
Other assets	(290)
Trade accounts payable and accrued expenses	716
Unearned tuition	1,404
Other current liabilities	343

Net cash provided by operating activities	17,600

Cash flows from investing activities:
Purchases of property and equipment	(2,159)

Net cash used in investing activities	(2,159)

Cash flows from financing activities:
Distributions to stockholder	(17,027)
Reduction of obligation under capital lease	(1)
Issuance of common and preferred stock	41,150
Borrowings on credit agreement	78,800
Payments on obligations under credit agreement	(11,075)
Credit agreement fees paid	(1,483)
Redemption of stockholder’s interest	(100,000)
Costs incurred for stock issuance and redemption of stockholder’s interest	(6,008)

Net cash used in financing activities	(15,644)

Net decrease in cash	(203)

Cash and cash equivalents — beginning of year	20,780

Cash and cash equivalents — end of year	$20,577

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$146

Cash paid for interest	$3,656

The accompanying notes are an integral part of these consolidated financial statements.

5

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

1.	Organization and Nature of Operations

Dominica Management, Inc. (the “Company”) was incorporated in the state of New York in December 1997 and began operations on January 1, 1998. The Company provides a variety of managerial and administrative services to Ross University School of Medicine (the “Medical School”) and Ross University School of Veterinary Medicine (“the Veterinary School”) for a pre-determined fee.

The Medical School was founded in 1978 and is a proprietary institution of higher learning that confers a Doctor of Medicine (M.D.) degree upon completion of a ten-semester program of instruction. The Medical School is a foreign corporation organized under the laws of the Commonwealth of Dominica and is located in Portsmouth, Dominica in the West Indies.

The Veterinary School was founded in 1982 and is a proprietary institution of higher learning that confers a Doctor of Veterinary Medicine (D.V.M.) degree upon completion of a ten-semester program of instruction. The Veterinary School is a foreign corporation organized under the laws of the Federation of St. Christopher Nevis and is located near Basseterre, St. Kitts in the West Indies.

The basic sciences curricula of the Medical School and the Veterinary School (collectively, the “Universities”) are taught on their respective Caribbean island, while the clinical programs of the Universities are primarily conducted at affiliated and other U.S. teaching hospitals and veterinary schools. The Universities are accredited by accrediting bodies in the jurisdictions in which they are located.

Prior to April 13, 2000, the Medical School, the Veterinary School and the Company were entities 100% owned by a sole stockholder. On April 13, 2000, the sole stockholder and a group of investors entered into a recapitalization agreement under which the following events took place:

•	The sole stockholder contributed his shares of common stock in the Medical School and Veterinary School to the Company. This transaction was a transfer between entities under common control and was recorded by the Company at the stockholder’s historical carrying values in a manner similar to a pooling of interests. Accordingly, the Medical School and Veterinary School became wholly-owned subsidiaries of the Company and

6

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

their results of operations are included in the Company’s consolidated financial statements for the full year ended December 31, 2000.

•	The Company was recapitalized (the “Recapitalization”), increasing the authorized number of shares of common stock and authorizing the issuance of two classes of non-voting preferred stock. In connection with the Recapitalization, the one outstanding common share of the Company was split into 100,100,000 shares of common stock.
•	The investors acquired shares of the Company’s voting common stock and non-voting preferred stock A for total cash of $40 million.
•	The Company redeemed 100,000,000 shares of the sole stockholder’s common stock for cash of $100 million and the issuance of all $25 million of the Company’s non-voting preferred stock B. The proceeds from the sale of stock to the investors and the proceeds from a credit agreement (See Note 5) were used to fund the redemption.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company include the accounts of Universities. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of operating cash, cash invested in short-term certificates of deposit and money market accounts. The Company considers all highly liquid instruments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

Cash - EFT Escrow

The U.S. Department of Education requires that Title IV Program loan funds collected in excess of amounts due for tuition be maintained in a separate cash or cash equivalent account until such amounts can be remitted to students.

7

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

The Company places its cash and cash equivalents with high quality credit institutions. At times cash and cash equivalent balances may be in excess of the FDIC insurance limit. The Company has not experienced any losses on its cash and cash equivalents.

Tuition receivables are not collateralized, however, credit risk is minimized as a result of the diverse nature of the Universities’ student base and the fact that the majority of students receive Federal financial aid from the U.S. Department of Education. The Company establishes an allowance for doubtful tuition accounts based upon factors surrounding historical trends and other information.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, tuition receivable and accounts payable approximate their fair value due to the short term nature of those instruments. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives ranging from 5 to 35 years. Leasehold improvements are amortized using the straight-line method over the term of the lease or the estimated useful life of the asset, whichever is shorter. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease or the life of the related asset, whichever is shorter.

Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

The Company periodically evaluates the recoverability of its long-lived assets. This evaluation consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable

8

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

assumptions and projections. Impairment, if any, is recognized in the period of identification to the extent the carrying amount of an asset exceeds discounted net cash flows attributable to such asset. No impairments were recognized during the year ended December 31, 2000.

Tuition Revenues

The Company’s basic sciences semesters run for fifteen weeks and begin in January, May and September. The Company’s clinical rotation semesters begin at various times throughout the year based on the timing of the student’s completion of basic science semesters and the availability of clinical rotation spots. Tuition revenue is deferred at the time of billing and is recognized as income, net of any refunds or withdrawals, ratably throughout each respective semester. Advance tuition billings and payments for the next semester are shown as unearned tuition. If a student withdraws from school before completing over 60% of the semester, the amount of any Title IV loan the student received for the period is recalculated to reflect the portion of the semester that the student has completed. The unearned portion of the Title IV loan corresponding to the period not completed is returned to the Title IV lender. Student deposits, which are typically required to hold a position in a first semester class, are usually received in advance of tuition billing. When tuition is billed, the deposit is applied against the resulting receivable.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Under APB 25, the Company recognizes no compensation expense related to employee stock options if the option price is equal to or exceeds the fair value of the underlying stock on the date of grant.

Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation, is effective for the Company. FAS 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 9 for pro forma disclosures required by FAS 123 plus additional information on the Company’s stock-based compensation plan.

9

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years when those temporary differences are expected to be recovered or settled. The effect on deferred taxes and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance for deferred tax assets is provided when it is more likely than not that all, or a portion of, deferred tax assets will not be realized.

Advertising Expenses

Advertising costs are expensed as incurred and approximated $396,000 for the year ended December 31, 2000.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the period. Actual results could differ from those estimates.

Comprehensive Income

The Company has no items of comprehensive income other than net income.

10

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

3.	Property and Equipment

The composition of property and equipment as of December 31, 2000, is as follows (in thousands):

Land	$343
Buildings and leasehold improvements	9,826
Land and buildings under capital lease	476
Furniture and fixtures	1,028
Office and computer equipment	5,732

17,405
Less: accumulated depreciation and amortization	5,205

$12,200

Depreciation and amortization amounted to approximately $1,119,000, for the year ended December 31, 2000.

In 1994, the Medical School sold substantially all of the land and buildings it owned at that time on Dominica in the West Indies under a sale-leaseback agreement accounted for as a financing arrangement. The lease has been classified as a capital lease in accordance with Statement of Financial Accounting Standards (SFAS) No. 13 “Accounting for Leases”. The Medical School received consideration of approximately $2.1 million. The transaction resulted in a gain of $595,000, which is being recognized over the term of the related capital lease which runs through the year 2043. During the year ended December 31, 2000, the Medical School recognized approximately $12,000 of this gain. Accumulated amortization of assets under capital lease amounted to $67,000 as of December 31, 2000.

11

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

4.	Capital Lease Obligation

The Medical School leases certain land and buildings under a lease classified as a capital lease. The following is a schedule of future minimum lease payments under the capital lease by year and the present value of the minimum lease payments as of December 31, 2000:

Year ending December 31,

2001	$48,000
2002	48,000
2003	48,000
2004	48,000
2005	48,000
Thereafter	1,824,000

Total minimum lease obligations	2,064,000
Less: Amount representing interest	1,592,000

Present value of minimum lease obligations	$472,000

As of December 31, 2000, the present value of minimum lease payments due within one year was approximately $1,000.

5.	Credit Agreement

In connection with the Recapitalization described in Note 1, the Company entered into a credit agreement with a consortium of banks, providing for an aggregate credit amount of up to $90,000,000. The agreement is collateralized by substantially all assets of the Company. All amounts outstanding under the credit agreement are payable on or before April 13, 2005. The Company incurred approximately $1.48 million in fees associated with entering into the credit agreement. The fees are amortized over the term of the credit agreement. Accumulated amortization of the fees amounted to $241,000 as of December 31, 2000.

The credit agreement has three components: Tranche A, Tranche B, and Revolver. At the Company’s election, borrowings under the credit agreement may either be a Eurodollar loan (bearing interest at LIBOR plus a margin ranging from 2.75% to 4.00%) or a Base Rate loan (bearing interest at prime plus a margin ranging from 1.75% to 3.00%). Interest is payable at

12

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

the end of the interest period which is elected by the Company when a borrowing is made under the credit agreement.

At December 31, 2000, the borrowings under Tranche A and Tranche B components were Eurodollar loans, bearing interest at LIBOR plus a margin of 3.25% and 4.00% (9.89% and 10.64%), respectively; borrowings under the Revolver were Base Rate loans bearing interest at prime plus a margin of 2.75% (11.75%). Interest is payable at the end of the loan period on all outstanding amounts under each component.

In accordance with the credit agreement, a substantial portion of the available borrowing was used to redeem the shares of common stock of the Company previously owned by the sole stockholder. At December 31, 2000, $20.2 million of the Revolver component is available to the Company. Of the $20.2 million, $200 thousand is available to the Company for operations and $20 million is available to Company if required under U. S. Department of Education Title IV regulatory requirements.

Scheduled principal payments of the amounts outstanding under each component of the credit agreement are as follows (in thousands):

December 31,	Tranche A	Tranche B	Revolver	Total

2001	$5,750	$188	$-	$5,938
2002	7,250	150	-	7,400
2003	9,500	150	-	9,650
2004	12,250	150	-	12,400
2005	3,250	14,287	14,800	32,337

	$38,000	$14,925	$14,800	$67,725

The credit agreement requires that the Company meet certain covenants. As of December 31, 2000, the most restrictive provisions were as follows: consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) of no less than $16 million, consolidated fixed charge coverage ratio (EBITDA less consolidated capital expenditures divided by consolidated interest expense plus scheduled debt payments) of no less than 1.00 to 1.00, interest coverage ratio (EBITDA divided by annualized interest paid) of no less than 2.50 to 1.00, and consolidated leverage ratio (debt divided by EBITDA) of no more than 3.25 to 1.00. The Company’s consolidated leverage ratio was 3.53 for the year ended

13

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

December 31, 2000. The Company has met all of the required ratios except for the consolidated leverage ratio for which it has received a waiver from its lender.

The fair value of the amounts outstanding under the credit agreement was determined using cash flows discounted at current market rates of 9.65875% for Tranche A, 10.39875% for Tranche B, and 12.25% for the Revolver. At December 31, 2000, the fair value of the amounts outstanding is estimated to be $71.3 million.

In accordance with the credit agreement, the Company entered into an interest rate swap agreement on December 13, 2000 with one of the banks in the consortium. The interest rate swap is for a two-year period ending December 13, 2002, with a notional amount of $27.5 million. (See Note 6.)

6.	Interest Rate Swap

The Company entered into an interest rate swap agreement with a two year term on December 13, 2000 to convert $27.5 million of its variable rate debt under its credit agreement (See Note 5) to a fixed rate of 6.74%. The interest rate swap is used to minimize significant, unanticipated earnings fluctuations caused by the volatility of LIBOR, which is the index rate upon which the Tranche A and Tranche B components of its credit agreement are based. Interest rate fluctuations create an unrealized appreciation or depreciation in the market value of the Company’s debt when compared with its cost. At December 31, 2000, the interest rate swap was in an unrealized loss position of $549,000.

7.	Commitments and Contingencies

Federal Financial Assistance Programs

The Universities participate in various federal student financial assistance programs. These programs, which are for the benefit of the students who attend the Universities, have strict requirements for participation. The Medical and Veterinary Schools are subject to reviews and audits of these requirements. Specific areas of review include student program eligibility, coordination of financial aid programs and other matters. Management believes that the potential effects of audit adjustments, if any, for the year ended December 31, 2000 will not have a material adverse effect on the Universities’ financial position, results of operations or cash flows.

14

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

Operating Lease Commitments

The Medical School and the Company have long-term noncancelable operating leases for office equipment and office space in New York, California, Michigan, Florida and the Commonwealth of Dominica. Rent expense was approximately $431,000 for the year ended December 31, 2000. The New York offices are sublet from a related party. Rent and related expenses for the New York offices were $251,000 for the year ended December 31, 2000.

The minimum rental commitments for the Company as of December 31, 2000 are as follows:

	Total	Amounts Payable to Related Party Included in Total

2001	$286,000	$168,000
2002	243,000	168,000
2003	125,000	98,000
2004	22,000	-
2005	22,000	-
Thereafter	852,000	-

Total	$1,550,000	$434,000

Contractual Commitments

In consideration for mutual covenants with the Federation of St. Christopher Nevis, the Veterinary School is required to pay an annual fee of $70,000 through 2000 and $50,000 per year beginning in 2001 through the term of the agreement which expires in 2023.

In consideration for its students’ use of the facilities at Princess Margaret Hospital in Dominica, the Medical School, is required to pay an annual fee of $40,000. This agreement is mutually renewable on a year to year basis.

In consideration of the University’s environmental impact on the Island of Dominica, the Medical School is required to pay an annual fee of $100,000.

15

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

8.	Employee Savings Plan

The Company has established an employee 401(k) Savings Plan (the “Plan”). Under the Plan, only employees of Dominica Management, Inc. are allowed to participate, subject to certain service requirements. The Company matches 50% of the first 4% of employees’ contributions. The Company’s contribution vests over a five-year period. The Company’s contribution to the Plan amounted to approximately $82,000 in 2000.

9.	Stock Incentive Plan

On August 29, 2000, the Company adopted a Stock Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has sole responsibility and authority for the interpretation and administration of the Plan including the selection of the employees or individuals to receive awards, the size and terms of the awards, the timing of the awards and the duration of vesting and exercise. The Plan is available to key employees of the Company and its subsidiaries, certain independent consultants and advisors who perform services for the Company and members of the Company’s Board of Directors. The Plan provides for the award of a broad variety of stock-based compensation alternatives such as stock options, stock appreciation rights, stock awards, and performance awards. The Company has made available under the Plan, 127,500 shares of its common stock and 1,955 shares of its preferred stock A. The maximum number of shares of common and preferred stock that may be granted to any individual participant is 110,000 and 1,000 shares, respectively. Awards under the Plan are exercisable at such prices and during such periods and subject to such terms and conditions as the Committee may determine. Stock options are exercisable at prices that can range from 85% to 110% of the fair market value of the stock at the time of grant and may be exercisable up to ten years from the date of grant.

On August 29, 2000, the Committee granted 80,000 nonqualified stock options on shares of its common stock to a key employee of the Company with an exercise price of $1 per option, which was the fair market value on the date of grant. Of the 80,000 options granted, 60,000 vest evenly over a four-year period commencing on the first anniversary of the grant date, subject to continued employment. The remaining 20,000 options granted vest upon the occurrence of a change in control of the Company or on the twentieth trading day after the stock becomes publicly traded, subject to continued employment. None of the stock options are exercisable as of December 31, 2000.

16

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

Pro Forma Fair Value Disclosures

Had compensation expense for the Company’s stock options been recognized based on the fair value on the grant date under the methodology prescribed by FAS 123, the Company’s net income for the year ended December 31, 2000 would have been impacted as follows.

Reported net income	$16,149
Pro forma net income	$16,146

The fair value of options granted during the year ended December 31, 2000 was $0.26 per share, which is amortized to expense over the option vesting period in determining the pro forma impact, and was estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used to estimate the fair value of the options:

Expected life in years	5.00 years
Interest rate	5.90%
Expected dividend yield	0.00%
Volatility	—

10.	Income Taxes

The components of income before income taxes are as follows:

US	$ (3,699)
Foreign	18,255

Total	$ 14,566

The Company’s income tax benefit for the year consists of:

Federal - Deferred	$ (1,038)

State and local - Deferred	(555)

$ (1,593)

17

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

The tax effects of the temporary differences that give rise to the deferred tax assets as of December 31, 2000, are presented below:

Deferred tax assets (liabilities):
Net operating loss carryforward	$ 1,479
Accrued vacation	138
Property and equipment	(24)

$ 1,593

The Company’s income tax benefit differs from taxes computed using the U.S. federal statutory rate as follows:

US Federal statutory rate	$ 4,949
State and local income taxes	(366)
Foreign income permanently reinvested	(6,207)
Other	31

Total tax benefit	$ (1,593)

As of December 31, 2000, the Company has available for income tax purposes approximately $3.7 million in federal and state net operating loss carryforwards which may be used to offset future taxable income. These loss carryforwards begin to expire in fiscal year 2021. Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses. The Company believes future operating results will allow it to fully utilize its federal net operating loss carryforwards. Accordingly, there is no valuation allowance recognized against the deferred tax asset.

The Company has not recorded a provision for federal income taxes for the undistributed earnings of its foreign subsidiaries. It is the Company’s intention to reinvest undistributed earnings in its foreign operations to improve the schools and to pursue expansion opportunities in the region. As of December 31, 2000, the cumulative undistributed earnings of the foreign subsidiaries were approximately $22.9 million. If such earnings were not considered indefinitely reinvested, deferred federal income taxes would have been provided, after consideration of estimated foreign tax credits. However, determination of the amount of deferred federal income taxes is not practical.

18

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

The Medical School and Veterinary School are incorporated under the laws of the Commonwealth of Dominica, West Indies, and the Commonwealth of St. Kitts, West Indies, respectively. The agreement with the Commonwealth of Dominica grants tax-free status for local taxes to the Medical School through the year 2043. The agreement with the Federation of St. Christopher Nevis grants tax-free status for local taxes to the Veterinary School through the year 2023. Accordingly, the financial statements do not include a foreign tax provision.

11.	Subsequent Event

On January 5, 2001, the Company effected a reorganization in which the Medical and Veterinary schools became wholly owned subsidiaries of Ross University Management, Inc., a foreign corporation organized under the laws of St. Lucia. Ross University Management, Inc. is an indirect, wholly owned subsidiary of the Company.

12.	Related Party Transactions

On December 1, 2000, the Company sold 3,375 shares of common stock and 147 shares of preferred stock A for $150,000 to the chief executive officer of the Company.

On December 4, 2000, the Company sold 22,500 shares of common stock and 978 shares of preferred stock A for $1,000,000 to a member of the consortium of banks under the Company’s credit agreement.

During the year ended December 31, 2000, the Company provided a variety of managerial and administrative services to the Medical School and the Veterinary School totaling $335,000 and $55,000, respectively.

During the year ended December 31, 2000, the Company paid $223,000 in management fees to its common stockholders for providing managerial oversight, personnel recruitment and selection and other services.

19

DOMINICA MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS

13.	Capital Stock

The Company’s capital stock consists of common stock, cumulative preferred stock A, and cumulative, mandatorily redeemable preferred stock B. Holders of common stock have one vote per share; holders of preferred stock A and B have no voting rights.

The Company may, at any time, redeem all or any portion of the shares of preferred stock A then outstanding at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock A accrue at the rate of 8.00% and are payable when and as declared by the Company’s Board of Directors. At December 31, 2000, $2,261,000 of dividends have accrued on preferred stock A. For the year ended December 31, 2000, no dividends on preferred stock A were declared by the Company’s Board of Directors.

All outstanding shares of preferred stock B are mandatorily redeemable by the Company on April 13, 2020 at $1,000 per share plus all accrued and unpaid dividends thereon. Dividends on preferred stock B accrue at the rate of 8.00% whether or not they have been declared by the Board of Directors. For the year ended December 31, 2000, accrued dividends on preferred stock B of $1.441 million were charged against accumulated deficit. Preferred stock B is presented at December 31, 2000 at redemption value, including accrued dividends of $1.441 million.

20

DEVRY INC. PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

The following unaudited Pro Forma Combined Balance Sheet and Pro Forma Combined Statements of Income give effect to the Company’s acquisition of all the outstanding shares of capital stock of Dominica Management, Inc. and subsidiaries(DMI). DMI owns and operates Ross University School of Medicine and Ross University School of Veterinary Medicine. With campuses located in the Caribbean countries of Dominica and St. Kitts/Nevis, Ross University is one of the world’s largest providers of medical and veterinary education with more than 2,500 students.

The total consideration paid for DMI of $329,284,000 was comprised of $59,284,000 in cash from current operations, $125,000,000 of senior notes due 2010 privately placed with institutional investors and $145,000,000 of borrowings under a revolving line of credit agreement from a group of banks led by Bank of America, N.A. The final purchase price is subject to adjustment based upon adjustments to actual working capital at the closing date.

The pro forma amounts recorded herein relating to the acquisition are subject to adjustment as the Company has not yet completed the final allocation of purchase price. The final asset valuations are in the process of being completed, the purchase price is subject to final closing adjustments and deferred income taxes may be affected by the final purchase price allocation. The Company expects to finalize the purchase price and complete the allocations no later than the 1st quarter ended September 30, 2003. To the extent a different amount of the final purchase price is allocated to amortizable intangible assets, the estimated pro forma charge to net income could change.

The pro forma information is based on the historical financial statements of the Company and DMI and gives effect to the transaction under the purchase method of accounting and the activity associated with financing the transaction with the assumptions and adjustments in the accompanying notes to the Pro Forma Combined Balance Sheet and Pro Forma Combined Statements of Income. Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at their estimated fair values at the date of acquisition. The historical carrying values of certain assets and liabilities approximate fair value. Accordingly, no adjustments to the corresponding carrying values were recorded.

The unaudited Pro Forma Combined Balance Sheet combines the financial position of DMI and the Company as of March 31, 2003 as if the acquisition was consummated as of this date. The unaudited Pro Forma Combined Statements of Income combine the results of operations of DMI for the nine months ended March 31, 2003 and the twelve months ended June 30, 2002, with the results of operations of the Company for the nine months ended March 31, 2003 and the fiscal year ended June 30, 2002, respectively, as if the acquisition was consummated as of July 1, 2001.

The pro forma combined financial statements have been prepared by Company management based upon the financial statements of DMI. These pro forma combined statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of DMI for the year ended December 31, 2002 and the unaudited consolidated financial statements and notes thereto of DMI for the three months ended March 31, 2003, contained elsewhere herein, and of the Company contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and quarterly report on Form 10-Q for the quarter ended March 31, 2003, each as filed with the Securities and Exchange Commission.

DEVRY INC. PRO FORMA COMBINED BALANCE SHEET (Dollars in Thousands) Unaudited

	DeVry Inc. March 31, 2003	Dominica Mgt., Inc. March 31, 2003	Pro Forma Adjustments		Pro Forma Consolidated March 31, 2003
ASSETS:

Current Assets:
Cash and Cash Equivalents	$177,263	$15,520	($63,222)	(a) (b)	$129,561
Restricted Cash	39,246	443	—		39,689
Accounts Receivable, Net	80,523	12,028	—		92,551
Inventories	3,234	—	—		3,234
Deferred Income Taxes	5,448	803	5,726	(d)	11,977
Prepaid Expenses and Other	6,211	2,586	(585	)(e)	8,212

Total Current Assets	311,925	31,380	(58,081)		285,224

Land, Buildings and Equipment, net	260,463	18,856	2,766	(c)	282,085

Other Assets:
Intangible Assets, Net	35,148	—	57,800	(c)	92,948
Goodwill	42,391	—	252,392	(h)	294,783
Deferred Income Taxes	—	75	—		75
Perkins Program Fund, Net	10,617	—	—		10,617
Other Assets	2,150	712	3,938	(b)	6,800

Total Other Assets	90,306	787	314,130		405,223

TOTAL ASSETS	$662,694	$51,023	$ 258,815		$972,532

The accompanying notes are an integral part of these pro forma combined financial statements.

DEVRY INC. PRO FORMA COMBINED BALANCE SHEET (Dollars in Thousands) Unaudited

	DeVry Inc. March 31, 2003	Dominica Mgt., Inc. March 31, 2003	Pro Forma Adjustments		Pro Forma Consolidated March 31, 2003
LIABILITIES:

Current Liabilities:

Accounts Payable	$49,570	$1,057	—		$50,627
Accrued Salaries, Wages, Benefits & Expenses	47,538	6,032	13,599	(d)	67,169
Current Portion of Obligations Under	—	—
Credit Agreement	—	15,689	(15,689)	(e)	—
Advance Tuition Payments	5,276	1,129	—		6,405
Deferred Tuition Revenue	139,860	15,573	—		155,433

Total Current Liabilities	242,244	39,480	(2,090)		279,634

Other Liabilities

Credit Agreements, less current portion	—	16,749	253,251	(a) (e)	270,000
Deferred Income Tax Liability	4,899	—	1,979	(d)	6,878
Deferred Rent and Other	12,816	953	(484)	(f)	13,285

Total Other Liabilities	17,715	17,702	254,746		290,163

TOTAL LIABILITIES	259,959	57,182	252,656		569,797

COMMITMENTS AND CONTINGENCIES

Preferred Stock B and Cumulative Dividends	—	31,624	(31,624)	(e)	—

SHAREHOLDERS’ EQUITY:

Common Stock, $0.01 par value	700	10	(10)	(g)	700
Preferred Stock A	—	1	(1)	(g)	—
Additional Paid-in Capital	66,561	19	(19)	(g)	66,561
Retained Earnings (Accumulated Deficit)	334,826	(37,813)	37,813	(g)	334,826
Accumulated Other Comprehensive Income	648	—	—		648

TOTAL SHAREHOLDERS’ EQUITY	402,735	(37,783)	37,783		402,735

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$662,694	$51,023	$258,815		$972,532

The accompanying notes are an integral part of these pro forma combined financial statements.

DEVRY INC. PRO FORMA COMBINED STATEMENT OF INCOME (Dollars in Thousands Except for Per Share Amounts) Unaudited

	For The Nine Months Ended March 31, 2003
	Historical		Pro Forma

	DeVry Inc.	Dominica Mgt., Inc.	Adjustments		Combined

REVENUES:

Tuition	$ 465,480	$ 49,539	$		$ 515,019
Other Educational	39,391	74			39,465
Interest	313	125			438

Total Revenues	505,184	49,738			554,922

COSTS AND EXPENSES:

Cost of Educational Services	273,963	22,762	296	(i)	297,021
Student Services and Administrative Expense	164,442	9,660	11,462	(j)	185,564
Interest Expense	141	2,336	3,548	(k)(l)(m)	6,025

Total Costs and Expenses	438,546	34,758	15,306		488,610

Income Before Income Taxes	66,638	14,980	(15,306)		66,312

Income Tax Provision (Benefit)	17,639	(454)	(1,542)	(n)	15,643

NET INCOME	$ 48,999	$ 15,434	$(13,764)		$ 50,669

EARNINGS PER COMMON SHARE
Basic	$ 0.70				$ 0.72

Diluted	$ 0.70				$ 0.72

SHARES USED IN EPS CALCULATION
Basic	69,943				69,943
Diluted	70,278				70,278

The accompanying notes are an integral part of these pro forma combined financial statements.

DEVRY INC. PRO FORMA COMBINED STATEMENT OF INCOME (Dollars in Thousands Except for Per Share Amounts) Unaudited

	For The Year Ended June 30, 2002
	Historical		Pro Forma
	DeVry Inc	Dominica Mgt., Inc.	Adjustments		Combined

REVENUES:

Tuition	$ 600,400	$ 58,725	$		$ 659,125
Other Educational	47,181	123			47,304
Interest	553	331			884

Total Revenues	648,134	59,179			707,313

COSTS AND EXPENSES:

Cost of Educational Services	347,986	26,419	395	(i)	374,800
Student Services and Administrative Expense	188,712	11,654	14,440	(j)	214,806
Interest Expense	807	4,583	3,263	(k)(l)(m)	8,653

Total Costs and Expenses	537,505	42,656	18,098		598,259

Income Before Income Taxes	110,629	16,523	(18,098)		109,054

Income Tax Provision (Benefit)	43,574	766	(2,092	)(n)	42,248

NET INCOME	$ 67,055	$ 15,757	$ (16,006)		$66,806

EARNINGS PER COMMON SHARE

Basic	$0.96				$0.96

Diluted	$0.95				$0.95

SHARES USED IN EPS CALCULATION
Basic	69,830				69,830
Diluted	70,594				70,594

The accompanying notes are an integral part of these pro forma combined financial statements.

DEVRY INC. NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS For the Nine Months Ended March 31, 2003 and For the Fiscal Year Ended June 30, 2002

The Pro Forma Combined Balance Sheet combines the financial position of the Company and DMI as of March 31, 2003 as if the acquisition was consummated as of this date. In combining the entities, the following pro forma adjustments have been made:

(a) Effective May 16, 2003, the Company acquired all the outstanding shares of capital stock of Dominica Management, Inc. (DMI) for $329,284,000 in cash which includes approximately $4,200,000 of acquisition related fees. The total consideration was comprised of $59,284,000 in cash, $125,000,000 of senior notes due 2010 privately placed with institutional investors and $145,000,000 of borrowings under a revolving line of credit agreement from a group of banks led by Bank of America, N.A.

(b) Costs incurred and capitalized by the Company since March 31, 2003 in relation to the financing noted in (a) totaled approximately $3,938,000. The financing costs are being amortized over the length of the financing agreements.

(c) Under purchase accounting, DMI’s assets, including certain identifiable intangible assets, and liabilities are required to be adjusted to reflect their fair values. The Company has engaged an independent professional valuation consultant to assist in determining these values and is in the process of obtaining final valuation reports and completing the purchase price allocations. While the estimated amounts included as pro forma adjustments have been based on valuation techniques designed to approximate their fair values, they are subject to change based on the final valuations. The preliminary estimated fair value adjustments are as follows:

Value of Student Relationships	$52,700,000
Value of Tradenames	5,100,000
Increase in value of buildings and equipment	2,766,000

$60,566,000

(d) In connection with closing the transaction, a current deferred tax asset of $5,726,000 resulting from a deduction for the exercise and non-statutory disposition of employee incentive stock options was recorded in purchase accounting. The Company’s ability to realize the state income tax portion of this deferred tax asset is dependent upon its ability to generate sufficient future taxable income in certain state filing jurisdictions within a prescribed time frame. As such, a valuation allowance of approximately $600,000 has been recorded. Also, the Company recorded a current tax liability of $13,599,000, resulting from a deemed distribution, arising upon acquisition, of accumulated earnings and profits of its non-US subsidiaries through the acquisition date. Additionally, the Company recorded a non-current deferred tax liability of $1,979,000 resulting from a book and tax basis difference associated with the tradename asset recorded in purchase accounting. No deferred tax liability was recorded with respect to student relationship intangibles as this temporary difference relates to operations that have been granted tax free status in their local jurisdictions during the periods the temporary difference is expected to reverse.

(e) The Company acquired all the common stock of DMI including repayment of its outstanding financing obligations. These consisted of $15,689,000 of current obligations and $16,749,000 of long-term obligations both under an existing credit agreement. In addition, deferred financing fees of $585,000 recorded at DMI and associated with this debt are eliminated from the combined assets in purchase accounting. Also, the Company paid $31,624,000 to retire the Class B Preferred Stock and cumulative dividends.

(f) The $484,000 balance of a deferred gain DMI had recorded on a sale and leaseback transaction is eliminated in applying purchase accounting to the transaction.

(g) The equity of the acquired DMI is eliminated upon the purchase and consolidation with the Company.

(h) Goodwill is the excess of the purchase price paid over the fair value of the assets and liabilities acquired. The preliminary goodwill amount is subject to adjustment as the Company has not yet completed the final allocation of purchase price. The final asset valuations are in the process of being completed, the purchase price is subject to final closing adjustments and deferred income taxes may be affected by the final purchase price allocation. Preliminary goodwill is calculated as follows:

Total purchase price	$ 329,284,000
Add: Tax assets and liabilities, net (d)	9,852,000
Deduct: Fair Value Adjustments (c)	(60,566,000)
Net book value of assets acquired
after adjustments in (e)and (f)
above	(26,178,000)

Total preliminary goodwill	$ 252,392,000

The Pro Forma Combined Statements of Income combines results of operations of the Company and DMI as though the acquisition occurred on July 1, 2001. The periods used for DMI in this combination for the nine months ended March 31, 2003 were the third and fourth quarters of its fiscal year ended December 31, 2002 and the first quarter of its fiscal year ending December 31, 2003. The periods used for DMI in this combination for the fiscal year ended June 30, 2002 were the third and fourth quarters of its fiscal year ended December 31, 2001 and the first and second quarters of its fiscal year ended December 31, 2002. In combining the entities, the following pro forma adjustments have been made based on the preliminary purchase accounting allocations:

		Nine Months Ended March 31, 2003	Fiscal Year Ended June 30, 2002
(i)	Depreciation of fair value adjustment of equipment in (c) above. This is calculated using the straight line method over the 7 year average life of the $2,766,000 in assets.	$ (296,000)	$ (395,000)

(j)

Amortization of intangible assets. The assets
   being amortized are the student relationships in
   (c) above. The amortization is being recorded over
   a five year period and the amount amortized is
   based on the estimated progression of the
   students through the respective medical and
   veterinary programs, giving consideration to the
   revenue and cash flow associated with both existing
   students and new applicants. This results in the basis of
   $52,700,000 being amortized at an annual rate of
   29.0% during the nine months ended March 31, 2003
   and at an annual rate of 27.4% during the year ended
   June 30, 2002.

		(11,462,000)	(14,440,000)

		Nine Months Ended March 31, 2003	Fiscal Year Ended June 30, 2002
(k)	Amortization of deferred financing fees in (b) above. This is calculated using the straight line method over the length of the two loan agreements described in a) above. The total revolving line of credit of $175,000,000 ($145,000,000 was borrowed for the acquisition) represents 58.33% of the total new debt. Accordingly, 58.33% of the deferred fees, or $2,297,000, is considered attributable to this facility and amortized over a period of 3 years which is the initial term of the line of credit. The remaining $1,641,000 of fees are associated with the senior notes which have a term of 7 years.	(750,000)	(1,000,000)

(l)	Elimination of DMI interest expense and deferred financing fee amortization. The debt associated with this interest and fees was repaid as part of this acquisition and is eliminated in the pro forma adjustment (e) above.	2,336,000	4,583,000

(m)	Interest expense on borrowings to effect acquisition. These amounts are calculated using the Company’s actual interest rates on the borrowings following completion of the acquisition, as follows: Senior Debt: $125,000,000 x 2.54% Bank Debt: $125,000,000 x 2.5275% 20,000,000 x 2.5575%	(5,134,000)	(6,846,000)

(If the interest rate on the above debt were to fluctuate by
1/8%, this would increase or decrease the interest expense
amount used in this pro forma adjustment by $253,000 for
the nine months ended March 31, 2003 and $338,000 for the
year ended June 30, 2002.)

		Nine Months Ended March 31, 2003	Fiscal Year Ended June 30, 2002
(n)

Tax effects on above adjustment (k) & the U.S. portion of the borrowings in above adjustment (m) at the Company’s
effective tax rate. $170,000,000 of the borrowings are U.S. based.
The interest expense on this portion in adjustment (m) is
$3,234,000 for the nine months ended March 31, 2003 and
$4,312,000 for the year ended June 30, 2002. The Company’s
estimated incremental effective tax rate applicable to this
transaction is 38.70% for the nine months ended
March 31, 2003 and 39.39% for the year ended
June 30, 2002. Certain Non-U.S. subsidiaries acquired have
been granted tax free status for local jurisdiction taxes and therefore, no tax provision or benefit has been recorded with respect to the pro forma adjustments associated with these
operations.

		1,542,000	2,092,000

	Net adjustments	$(13,764,000)	$(16,006,000)

Certain reclassifications have been made in the pro forma financial statements to conform DMI’s reported amounts to be consistent with the presentation by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEVRY INC. (REGISTRANT)

Date: July 30, 2003	/s/ Dennis J. Keller Dennis J. Keller Chairman

Date: July 30, 2003	/s/ Norman M. Levine Norman M. Levine Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

23.1	Consent of Ernst & Young LLP, independent auditors	76

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors	77